                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                              ANDREW CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                              ANDREW CORPORATION
-------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                      [ANDREW LOGO]

--------------------------------------------------------------------------------
ANDREW CORPORATION                         10500 West 153rd Street
                                           Orland Park, Illinois U.S.A. 60462
                                           Phone (708) 349-3300

                                                               December 29, 1995

Dear Stockholder:

     You are cordially invited to attend the next regular Andrew Corporation Annual Meeting of Stockholders, to be held at 10:00 A.M., Wednesday, February 7, 1996 at the Drury Lane, Oakbrook Terrace, Illinois. A map showing the location of the Drury Lane is on the back cover of this Proxy Statement.

     This meeting will be our forty-eighth annual stockholders meeting and our sixteenth as a publicly owned company. You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and to ask questions about the Company and its operations.

     To make certain your shares are represented at the meeting, whether or not you plan to attend, please sign and return the enclosed proxy card, using the envelope provided. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           Sincerely,

                                           [SIG.]

                                           Floyd L. English
                                           Chairman, President and
                                           Chief Executive Officer

                               ANDREW CORPORATION
                            10500 WEST 153RD STREET
                          ORLAND PARK, ILLINOIS 60462
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 7, 1996

     The Annual Meeting of Stockholders of Andrew Corporation will be held at 10:00 A.M., Wednesday, February 7, 1996, at the Drury Lane, Oakbrook Terrace, Illinois, for the following purposes:

     1.  To elect eight Directors for the ensuing year;

     2. To ratify the appointment of Ernst & Young as independent public auditors for fiscal 1996; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 13, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Andrew Corporation Annual Report for the fiscal year ended September 30, 1995 is being mailed to stockholders with this Proxy Statement.

                                             By Order of the Board of Directors,
                                                                James F. Petelle
                                                                       Secretary

December 29, 1995

                            ------------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                               ANDREW CORPORATION
                            10500 WEST 153RD STREET
                          ORLAND PARK, ILLINOIS 60462

                                PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 7, 1996

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Andrew Corporation (the "Company" or "Andrew") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on February 7, 1996, at the Drury Lane, Oakbrook Terrace, Illinois, and at any adjournment thereof. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about December 29, 1995.

                                     VOTING

     A proxy may be revoked by a stockholder at any time prior to its use. If it is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR items 1 and 2.

     Only stockholders of record at the close of business on December 13, 1995 will be entitled to vote at the meeting. The Common Stock of the Company, $.01 par value ("Common Stock"), is the only authorized class of stock, and as of December 13, 1995, there were 39,035,020 shares of Common Stock of the Company issued, outstanding and entitled to one vote each.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting to serve until the earlier of the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or votes withheld) will have no effect on the election of directors. If any nominee for election as director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. Except for Mr. Jere D. Fluno, all of the nominees have served as directors of the Company since the last Annual Meeting of Stockholders held February 8, 1995. Mr. Fluno has been nominated to fill the seat which has been held by Mr. Donald N. Frey, who will retire as a director effective at the February 7, 1996 Annual Meeting.

     The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them as of September 30, 1995, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

[PHOTO OF   JOHN G. BOLLINGER, 60
 JOHN G.    (Director since 1984)
BOLLINGER]  Dr. Bollinger is Bascom Professor of Engineering and Dean of the
            College of Engineering at the University of Wisconsin at Madison. He is also a director of Kohler Corporation and EFORM Corporation. Dr.
            Bollinger is a member of the Audit and Compensation Committees.

[PHOTO OF   JON L. BOYES, 74
  JON L.    (Director since 1989)
  BOYES]    Admiral Boyes, Ph.D., is an international telecommunications consultant and Chairman of SAMA Corporation, a government and military consultant principally in the area of command, control and communication. He was President, Armed Forces Communications and
            Electronics Association for over ten years and President of the National Science Center Foundation. He had 34 years of experience in the Department of Defense, serving on Navy, Joint and NATO staffs, and in submarines and destroyers before retiring in 1977. Admiral
            Boyes is Chairman of the Human Resources Committee.

[PHOTO OF   GEORGE N. BUTZOW, 66
 GEORGE N.  (Director since 1980)
 BUTZOW]    Mr. Butzow is Founder and Chairman Emeritus of MTS Systems
            Corporation, which designs and manufactures dynamic testing and service simulation systems, industrial controls, and systems for intelligent processing of materials. He served as President of MTS
            Systems Corporation from 1971 through 1987. Mr. Butzow is also a director of Pentair, Inc. He is a member of the Audit and Human
            Resources Committees.

[PHOTO OF   KENNETH J. DOUGLAS, 73
KENNETH J.  (Director since 1989)
 DOUGLAS]   Mr. Douglas retired in 1992 as Vice Chairman of the Board of Dean
            Foods Company, a diversified food processing business, having served as Vice Chairman since January 1988 and as Chairman prior to that time since 1970. He is also a director of American National Bank and Trust Co., American National Corporation and Richardson Electronics,
            Ltd. and serves as Chairman of the Board of West Suburban Hospital
            Medical Center. Mr. Douglas is a member of the Compensation and Human Resources Committees.

[PHOTO OF   FLOYD L. ENGLISH, 61
FLOYD L.    (Director since 1982)
ENGLISH]    Dr. English was elected Chairman of Andrew in 1994, having served as
            President and Chief Executive Officer since 1983, and as President and Chief Operating Officer since 1982. Dr. English joined Andrew in
            1980 as Vice President, Corporate Development and became Vice
            President, U.S. Operations in February 1981. Dr. English is a member of the boards of the Executives Club of Chicago, the International
            Engineering Consortium and the Illinois Math and Science Academy.

[PHOTO OF   JERE D. FLUNO, 54
 JERE D.    (Newly slated)
 FLUNO]     Mr. Fluno is Vice Chairman of W. W. Grainger, Inc., a leading nationwide distributor of maintenance, repair and operating supplies and related information. He has spent 26 years with Grainger in numerous positions, and has been Vice Chairman since 1984. Mr. Fluno is a governor of the Chicago Stock Exchange and a director of Midwest Clearing Corporation, Midwest Securities Trust Company, and
            Securities Trust Company of New Jersey. He is a trustee of the Museum of Science and Industry, a member of the University of Wisconsin School of Business Dean's Advisory Board, and a director of the University of Wisconsin Foundation, as well as other not-for-profit boards.

[PHOTO OF   CAROLE M. HOWARD, 50
CAROLE M.   (Director since 1993)
 HOWARD]    Mrs. Howard retired in 1995 from The Reader's Digest Association,
            Inc., a global publisher and direct marketer. Prior to her retirement, she had been Vice-President--Public Relations and Communications Policy since 1985, and also was a member of that company's management committee and President of the Reader's Digest
            Foundation. Previously she worked for AT&T for 18 years in a variety of management positions in public relations, advertising and marketing. An author and frequent speaker on marketing, management and communications, Mrs. Howard serves on several editorial, professional and non-profit boards and is on the summer faculty of the Stanford University Professional Publishing Course. She is a member of the Compensation and Human Resources Committees.

[PHOTO OF   ORMAND J. WADE, 56
ORMAND J.   (Director since 1993)
  WADE]     Mr. Wade retired in 1992 as Vice Chairman of Ameritech Corporation, a regional provider of telecommunications services, a position he had held since 1989. He previously served as president of Ameritech
            Bell Group since 1987 and president and CEO of Illinois Bell from 1982-1987. Mr. Wade began his career with AT&T in 1961, and first became a vice-president of AT&T in 1978. He is currently a director of Illinois Tool Works Inc., Westell, Inc., NBD Bancorp, National
            Bank of Detroit, Northwestern Memorial Hospital and Local Initiative
            Support Corporation. Mr. Wade is also a trustee of the University of Chicago. He is Chairman of the Audit Committee.

                               SECURITY OWNERSHIP

     The following table sets forth information regarding ownership of the Company's Common Stock as of September 30, 1995 by nominees for Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                        AMOUNT OF BENEFICIAL OWNERSHIP
                           --------------------------------------------------------
                                      DIRECT                                             PERCENT OF CLASS
                           ----------------------------                                 BENEFICIALLY OWNED
                           NO. OF SHARES    EXERCISABLE                                --------------------
                               OWNED        OPTIONS(1)     INDIRECT(2)      TOTAL      DIRECT      INDIRECT
                           -------------    -----------    -----------    ---------    ------      --------
DIRECTORS
-------------------------
John G. Bollinger........         -0-          17,550             -0-        17,550      *            -0-
Jon L. Boyes.............       4,125           7,650             -0-        11,775      *            -0-
George N. Butzow.........       4,500          22,050             -0-        26,550      *            -0-
Kenneth J. Douglas.......       4,275          13,500             -0-        17,775      *            -0-
Jere D. Fluno............         500             -0-             -0-           500      *            -0-
Carole M. Howard.........         750           2,250             -0-         3,000      *            -0-
Ormand J. Wade...........         450           6,750             -0-         7,200      *            -0-

NAMED EXECUTIVE OFFICERS
-------------------------
Floyd L. English.........     163,310           6,750       2,199,914     2,369,974      0.4%         5.7%
Thomas E. Charlton.......      65,531          22,050       2,196,562     2,284,143      0.2%         5.7%
Charles R. Nicholas......      56,893           4,500       2,196,562     2,257,955      0.2%         5.7%
John B. Scott............      47,708           4,500       2,196,562     2,248,770      0.1%         5.7%
William L. Shockley......       3,202          33,750       2,196,562     2,233,514      0.1%         5.7%
All Executive Officers
  and Directors as a
  group (13 persons).....     352,744         141,300       2,199,914     2,693,958      1.2%         5.7%

------------
     *Less than .1% of class.

(1) Refers to the number of shares covered by options exercisable within 60 days of September 30, 1995.

(2) Indirectly owned shares include 2,196,562 shares owned by the Andrew Profit Sharing Trust, of which Messrs. English, Charlton, Nicholas, Scott and Shockley are trustees, and as to which such individuals share voting and investment powers. In the case of Dr. English, indirectly owned shares also include 3,352 shares owned by his wife.

     As of September 30, 1995, the following entity is known to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                        AMOUNT OF
                      NAME AND ADDRESS                  BENEFICIAL   PERCENT
                    OF BENEFICIAL OWNER                  OWNERSHIP   OF CLASS
       ----------------------------------------------   ---------    --------
Andrew Profit Sharing Trust..........................   2,196,562       5.7%
  10500 West 153rd Street
  Orland Park, Illinois 60462

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Compensation and Human Resources Committees.

     AUDIT COMMITTEE: The committee met three times during fiscal 1995. The committee recommends the independent auditors to the Board and reviews and approves the scope of the audit, the financial statements, the independent auditors' letter of comments and management's responses thereto and the fees charged for audit and tax services and any special assignments.

     COMPENSATION COMMITTEE: The committee met three times during fiscal 1995. The committee establishes the compensation programs for officers of the Company and reviews overall compensation and benefit programs of the Company. The committee also administers and selects participants for the Management Incentive Program and the Executive Severance Benefit Plan, and administers the Employee Stock Purchase Plan.

     HUMAN RESOURCES COMMITTEE: The committee met three times during fiscal 1995. The committee reviews management development and identifies and recommends candidates for membership on the Board of Directors and for corporate officer positions. Stockholders wishing to suggest nominees for membership on the Board may do so by letter addressed to the Company in care of James F. Petelle, Secretary, and received at the Company by August 30, 1996.

                             DIRECTOR COMPENSATION

     During fiscal 1995, the Board of Directors met on four occasions. All Directors attended at least 75% of the meetings of the Board and the committees on which they sat. Andrew paid its non-employee directors an annual fee of $19,600 and a fee of $1,000 per meeting for each meeting called during fiscal 1995.

     Under a plan adopted as of October 1, 1984, a non-employee Director may defer up to 100% of director fees until he or she leaves the Board. In lieu of cash payment, the Director is credited with equivalent shares equal to the value of the Common Stock at the time of deferral. When the Director leaves the Board, the deferred amount will be paid in cash, based on the then current value of the Common Stock. Such cash payment may be made either in a lump sum or in equal annual installments over five years or less at the Director's election.

     The Andrew Corporation Stock Option Plan for Non-Employee Directors (the "Plan") was approved by the stockholders on February 4, 1988 and amended on February 5, 1992. Those directors who have not been officers or employees of the Company or its subsidiaries or affiliates within the past three years are eligible to participate. Under the Plan, each eligible director was automatically granted an option to purchase 11,250* shares of Common Stock, at an exercise price of $38.50 per share, at the Board of Directors' meeting following the annual stockholders' meeting on February 8, 1995.

     The aggregate number of shares of Common Stock issuable under the Plan is 450,000*, subject to certain adjustments. The option price must be 100% of the fair market value of the Common Stock on the date of grant. Options are for 10 years and are not exercisable during the first 12 months following grant. Thereafter, they may be exercised at a cumulative rate of 20% per year until the end of five years when they are exercisable in full. Options must be exercised within 10 years of the date of grant.
     *These numbers and corresponding per-share prices, as with other references in this Proxy Statement, have been adjusted, where appropriate, for the 3-for-2 split in the Company's stock paid in March 1995, for the 3-for-2 split paid in March, 1994, and for the 2-for-1 split paid in March, 1993.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended September 30, 1995 and for the Company's two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                         ---------------------------------
                                          ANNUAL COMPENSATION                    AWARDS
                                 -------------------------------------   -----------------------   PAYOUTS
                                                            OTHER        RESTRICTED   SECURITIES   -------
        NAME AND                                           ANNUAL          STOCK      UNDERLYING    LTIP        ALL OTHER
       PRINCIPAL                 SALARY    BONUS(1)    COMPENSATION(2)     AWARDS      OPTIONS/    PAYOUTS   COMPENSATION(3)
        POSITION          YEAR     ($)        ($)            ($)            ($)        SARS(#)       ($)           ($)
------------------------  ----   -------   ---------   ---------------   ----------   ----------   -------   ---------------
Floyd L. English          1995   405,000   1,325,455         8,744           -0-        37,500     366,406        18,243
Chairman, President and   1994   405,000   1,122,955        11,975           -0-        33,750         -0-        25,909
Chief Executive Officer   1993   387,600     209,950        11,915           -0-           -0-     320,724        20,640
Thomas E. Charlton        1995   232,916     389,285         4,576           -0-        15,000     152,290        18,243
Group President,          1994   187,807     286,787         4,142           -0-        22,500         -0-        25,909
Communication Products    1993   161,100      72,862         1,940           -0-        22,500      96,713        17,683
Charles R. Nicholas       1995   212,160     396,530         4,126           -0-        15,000     148,853        18,243
Exec.Vice-President,      1994   204,000     382,908         3,999           -0-        22,500         -0-        25,909
  Chief Financial         1993   192,000      82,790         3,270           -0-           -0-     128,290        20,640
Officer
John B. Scott             1995   220,080     288,525         1,574           -0-        15,000     156,079        18,243
Vice President,           1994   213,600     267,534           970           -0-        22,500         -0-        25,909
  Corporate R&D and       1993   204,000      70,666         2,030           -0-           -0-     129,422        20,640
Marketing
William L. Shockley       1995   201,599     283,450         3,920           -0-        15,000     132,661        18,243
Group President,          1994   179,057     274,762         4,040           -0-        22,500         -0-        25,909
Communication Systems     1993   152,400      56,266         4,010           -0-           -0-      96,968        19,867

------------
(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(2) Consists of the value of personal use of Company automobiles, an annual Christmas bonus (in which all employees participate) based on years of service and, in the case of Dr. English, tax-planning services provided at Company expense.

(3) These amounts represent contributions by the Company to the Andrew Profit Sharing Trust on behalf of the named individuals.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information with respect to grants of options to the Chief Executive Officer and the four other named executives in fiscal year 1995. As required by the Securities and Exchange Commission, the calculation of potential realizable values shown for such awards is based on assumed annualized rates of stock price appreciation of 5% and 10% over the full five-year term of the options.

                       NUMBER OF
                       SECURITIES     % OF TOTAL
                       UNDERLYING   OPTIONS GRANTED    EXERCISE OR                      POTENTIAL
                        OPTIONS      TO EMPLOYEES          BASE        EXPIRATION   REALIZABLE VALUE
         NAME          GRANTED(1)      IN FY 95       PRICE/SHARE(2)      DATE        5%        10%
---------------------- ----------   ---------------   --------------   ----------   -----------------
Floyd L. English......   37,500           12.5%           $34.33         11/16/99    $355,500/786,000
Thomas E. Charlton....   15,000              5%           $34.33         11/16/99    $142,200/314,400
Charles R. Nicholas...   15,000              5%           $34.33         11/16/99    $142,200/314,400
John B. Scott.........   15,000              5%           $34.33         11/16/99    $142,200/314,400
William L. Shockley...   15,000              5%           $34.33         11/16/99    $142,200/314,400

------------
(1) These options are exercisable as follows: 20% on or after November 16, 1996; 60% on or after November 16, 1997; 100% on or after November 16, 1998 through November 16, 1999.

(2) Exercise price is based upon fair market value on the date of the award.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AT SEPTEMBER 30, 1995

     This table sets forth information regarding exercise of options during fiscal year 1995 by the Chief Executive Officer and the other four named executives. The "value realized" is based on the market price on the date of exercise, while the "value of unexercised in-the-money options at September 30, 1995" is based on the market price on that date.

                         SHARES                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                        ACQUIRED                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                           ON           VALUE      OPTIONS AT SEPT. 30, 1995     AT SEPT. 30, 1995($)
         NAME          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------- -----------   -----------   -------------------------   -------------------------
Floyd L. English......   337,500      15,560,461              0/71,250                    0/2,539,033
Thomas E. Charlton....    33,750       1,857,657          8,550/55,500              463,374/2,355,991
Charles R. Nicholas...   135,000       6,078,701              0/37,500                    0/1,424,739
John B. Scott.........    54,000       1,662,750              0/37,500                    0/1,424,739
William L. Shockley...       -0-             -0-         11,250/73,500              603,907/3,287,242

                       LONG-TERM PERFORMANCE CASH AWARDS

     The current long-term performance cash award program covers the three Company fiscal years 1995 through 1997. Certain executives of the Company are eligible for target payouts ranging from 15% to 100% of their average annual salary during the three year period if performance goals established for the plan are met. Performance goals for the current program include aggregate, three-year (1995, 1996 and 1997) earnings per share and a specific revenue target for fiscal year 1997. Thresholds for earnings per share and revenue must be met to trigger payments of 75% of target. If neither threshold is achieved, no payment is made. If maximum earnings per share and revenue are achieved for the three-year period then payouts are limited to two times the target bonus amounts. A range of estimated payouts which could be made early in fiscal 1998 to the Chief Executive Officer and the other four named executives is shown in the following table:

                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                                                  LONG-TERM INCENTIVE PLAN
                                        TARGETED          PERFORMANCE     ----------------------------------------
              NAME                        AWARD             PERIOD        THRESHOLD $      TARGET $      MAXIMUM $
---------------------------------   -----------------   ---------------   -----------      --------      ---------
Floyd L. English.................   100% of Average     Oct. 1,1994         332,640        443,520        887,040
                                    1995-1997 Salary    Sept. 30, 1997
Thomas E. Charlton...............   70% of Average      Oct. 1, 1994        148,837        198,450        396,900
                                    1995-1997 Salary    Sept. 30, 1997
Charles R. Nicholas..............   70% of Average      Oct. 1, 1994        133,391        177,855        355,710
                                    1995-1997 Salary    Sept. 30, 1997
John B. Scott....................   70% of Average      Oct. 1, 1994        124,892        166,522        333,044
                                    1995-1997 Salary    Sept. 30, 1997
William L. Shockley..............   70% of Average      Oct. 1, 1994        121,716        162,288        324,576
                                    1995-1997 Salary    Sept. 30, 1997

                        EXECUTIVE SEVERANCE BENEFIT PLAN

     The Company has an Executive Severance Benefit Plan which provides benefits to certain key executives, as selected by the Compensation Committee, in the event of termination of employment following a change in control, as defined in the Plan.

     Upon termination of employment for any reason other than death, disability, retirement or cause; or upon a resignation because of a material reduction in compensation or duties, relocation requirements or breach of the plan within one year of a change in control; the Company is obligated to pay each affected participant an amount equivalent to the sum of: (i) 36 months of salary, bonus, Company profit sharing and matching contributions; (ii) the aggregate spread between the option price and fair market value of the Common Stock on the severance date for all of the participant's outstanding stock options; and (iii) up to 36 months of medical, life and similar insurance benefits. If termination or resignation occurs more than one year after a change in control, the benefits are reduced proportionately. If a participant terminates employment due to death, disability, retirement or cause, or resigns for reasons other than those described above within two years of a change in control, the Company is obligated to pay him one-half of the amounts and rights referred to above. The Plan also provides for adjustment in benefits payable if any payment is considered an "excess parachute payment" under the Internal Revenue Code.

     If there had been a change in control and termination of employment, the executives named in the Summary Compensation Table would have been entitled to the following payments at September 30, 1995: Floyd L. English, $3,539,000; Thomas E. Charlton, $1,179,300; Charles R. Nicholas, $1,390,600; John B. Scott, $1,197,600; William L. Shockley, $1,035,900.

     In addition, the Company entered into an agreement in November, 1991 pursuant to which the Company would retain Mr. Scott as an advisor to the Company for two years after his termination of employment, for a retainer fee of $100,000, a per diem rate of $500 and reimbursement of expenses.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee ("Committee") of the Board of Directors establishes the general compensation policies of the Company and establishes the specific compensation plans, performance goals and compensation levels for executive officers. The Committee also administers and selects participants for the Management Incentive Program and the Executive Severance Benefit Plan, and administers the Employee Stock Purchase Plan. The Committee is composed of four independent, non-employee directors who have no interlocking relationships.

COMPENSATION PHILOSOPHY

     The principal objective of the Committee's approach to executive compensation is to align such compensation with stockholder value. The Committee seeks to accomplish this objective by setting base salaries below the median for similar positions at comparable companies, while linking the two remaining variable components of cash compensation (annual bonus and long term performance cash award) to aggressive performance factors which enhance stockholder value. Stock options are used as a vehicle to further align long-term executive performance with stockholder value. In this way, above-average total compensation is achieved only for outstanding Company performance. The Committee has used essentially this approach to executive compensation for at least the last eight years.

BASE SALARY

     The Committee establishes the salary of the Chief Executive Officer ("CEO") by comparison to the salaries of other CEOs of comparable companies. The Committee's practice is to obtain salary data from its consultant which includes data from a group of comparably-sized technology-based companies deemed similar to the Company, some (but not all) of which companies are members of the S&P Communications Equipment Manufacturers Index used in the Performance Graph. Using this information, the Committee established the CEO's salary for fiscal years 1994 and 1995 below the median for companies perceived to be comparable to the Company. The Committee did not grant a salary increase to the CEO for fiscal year 1995, to further emphasize the incentive components of his compensation package.

     For other executive officers, the Committee uses salary survey data supplied by outside consultants on the same basis as the CEO, and establishes base salaries that are below the median of salaries for persons holding similarly-responsible positions at companies in the survey. In addition, the Committee considers other factors including relative company performance, the individual's past performance and his or her future potential.

ANNUAL BONUS

     For a number of years, the CEO's annual cash bonus has been established as a direct function of growth in the Company's earnings per share (EPS) during the most recent fiscal year. The Committee annually establishes a minimum target for EPS, and the CEO's bonus for the fiscal year is a strict function of the amount by which the minimum EPS target is exceeded during the fiscal year. In December 1995, a cash bonus of $1,325,455 was paid to the CEO based on fiscal year 1995 EPS of $1.73, which was substantially in excess of the targeted amount. For fiscal year 1996, a target and formula have been established in a similar fashion.

     The annual cash bonus for executives other than the CEO is determined based on four factors: (i) growth in the Company's EPS (using the same formula as for the CEO); (ii) the operating results of the businesses or functions reporting to the executive; (iii) achievement of specified, measurable objectives related to the executive's area of responsibilities and (iv) a small subjective factor based on the executive's performance.

LONG TERM PERFORMANCE CASH AWARD

     The long-term performance cash award program for senior executives of the Company also is tied directly to objective measurements of performance with the emphasis on long-term results. The most recent program covered fiscal years 1993 through 1995 with a payment of $366,406 made to the CEO in December 1995. Seventy percent of the target bonus was based on achievement of specified levels of growth in aggregate three-year earnings per share (1993 through 1995). The remaining 30% was based on the achievement of a specified sales goal in fiscal year 1995. In each case, minimum, target and maximum performance goals were established to qualify for the minimum, target and maximum long-term incentive payment, respectively.

     For the long-term performance cash award program covering fiscal years 1995 through 1997, 60% of the target bonus will be based on specified levels of growth in aggregate three-year EPS. The other 40% will be determined by the achievement of a specified sales goal in fiscal year 1997. In addition to meeting minimum EPS and sales goals, the Company must maintain a minimum return on equity and return on sales during the three year period. Payments under this program will likely be made in December 1997, subsequent to the close of the Company's 1997 fiscal year.

OPTIONS

     Stock options are an important component of the compensation package for the CEO and other executives because they directly focus management's attention on the interests of stockholders. The Committee makes periodic grants of stock options to executive officers and other key employees to foster a commitment to increasing long-term stockholder value.

     The Committee granted the CEO options on 45,000 shares at its meeting on November 15, 1995. It granted options on 15,000 shares to Mr. Scott and on 20,000 shares to each of the other named executive officers on that date. The Company's grants of options are always at fair market value on the date of grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee believes that its compensation programs have been structured in a manner to preserve full deductibility to the Company of executive compensation for Federal Income Tax purposes.



Donald N. Frey, Chairman     John G. Bollinger, Member
Compensation Committee       Kenneth J. Douglas, Member
                             Carole M. Howard, Member

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for Andrew Corporation, the S&P 500 Composite Index and the S&P Communications Equipment Manufacturers Index. Since Andrew is a company within the Standard & Poor's ("S&P") 500 Stock Index, the SEC proxy rules require the use of that Index. Under those rules, the second index used for comparison may be a published industry or line-of-business index. In Andrew's case, the S&P Communications Equipment Manufacturers Index (which includes Andrew Corporation), shown below, is such an index.

     The graph assumes $100 invested on September 30, 1990 in Andrew Common Stock and $100 invested at that time in each of the S&P indices. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG ANDREW CORPORATION, THE S&P COMMUNICATIONS
              EQUIPMENT MANUFACTURERS INDEX AND THE S&P 500 INDEX

      MEASUREMENT PERIOD            ANDREW        S&P 500 IN-      S&P COMM.
    (FISCAL YEAR COVERED)         CORPORATION         DEX           EQUIP.
09/90                                      100             100             100
09/91                                      176             161             131
09/92                                      194             143             146
09/93                                      428             166             165
09/94                                      835             193             171
09/95                                     1528             320             221

                                                                  CUMULATIVE TOTAL RETURN
                                                     -------------------------------------------------
                                                     9/90     9/91     9/92     9/93     9/94     9/95
                                                     ----     ----     ----     ----     ----     ----
Andrew Corp.......................................   100      176      194      428      835      1528
S&P Communications Equipment Manufacturers........   100      161      143      166      193       320
S&P 500 Index.....................................   100      131      146      165      171       221

                               EXECUTIVE OFFICERS

     Set forth below is certain information concerning the executive officers of Andrew during fiscal year 1995, based on data furnished by them:

         NAME             AGE                           POSITION                           SINCE
-----------------------   ---    -------------------------------------------------------   -----
Floyd L. English.......   61     Chairman; President; Chief Executive Officer               1994
Thomas E. Charlton.....   59     Group President, Communication Products                    1995
Charles R. Nicholas....   49     Executive Vice President, Chief Financial Officer          1995
Alan J. Rossi..........   47     Group President, Andrew Telecom                            1995
John B. Scott..........   54     Vice President, Corporate R&D and Marketing                1995
William L. Shockley....   64     Group President, Communications Systems                    1995

     Except as discussed below, all of these officers of Andrew have held executive positions with Andrew for more than five years.

     Dr. English was elected Chairman in 1994, having served as President and Chief Executive Officer since 1983, and as President and Chief Operating Officer since 1982. Dr. English joined Andrew in 1980 as Vice President, Corporate Development and became Vice President, U.S. Operations in February 1981.

     Dr. Charlton became Group President, Communication Products in September 1995, having most recently served as Group Vice President, Communication Products since 1992. He previously served as Vice President, Antenna Products after first becoming a Vice President in 1986.

     Mr. Nicholas became Executive Vice President, Chief Financial Officer in September 1995, having served as Vice President, Finance and Administration and CFO since 1992, as Vice-President and CFO since 1986 and as Vice-President, Finance since 1982. Mr. Nicholas joined Andrew in 1980 as Treasurer.

     Mr. Rossi became Group President, Andrew Telecom, in September 1995. He joined the Company as Group Vice President, Andrew Telecom in December 1994. Mr. Rossi was Vice-President and General Manager of Sprint International a provider of international communications services, from 1992-1994, having previously been an independent management consultant in the field of telecommunications.

     Mr. Scott became Vice President, Corporate R&D and Marketing in 1995, having served as Group Vice President, Network Group and Corporate Marketing since 1992, and Vice President, Network Products since 1987. He founded and was President of Scott Communications, Inc., a data communications business, from 1984 until it was acquired by Andrew in 1987.

     Mr. Shockley became Group President, Communications Systems in September 1995, having served as Group Vice President, Telecommunications Systems since August, 1991, and previously as President, Andrew SciComm Inc. and General Manager, Government Electronics Group since 1990. Mr. Shockley held various executive positions with ADC Telecommunications, Inc. from 1986 to 1990.

     Officers serve at the pleasure of the Board or until their successors are elected and qualified.

                   APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors appointed Ernst & Young, independent public auditors, to serve for the fiscal year ending September 30, 1996.

     Ernst & Young has informed management that it will send representatives to the annual meeting to make a statement, if they desire to do so, and that such representatives will be available to answer any questions that might arise in connection with Ernst & Young's audit of the Company and its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the following Annual Meeting (February 1997) must be received by the Company not later than August 30, 1996, for inclusion in its Proxy Statement and form of proxy relating to that meeting.

     The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mails, proxies may also be solicited by officers and employees of the Company by telephone or otherwise. The Company has also employed Morrow & Company, Inc., 345 Hudson St., New York, New York 10014, which will be paid approximately $4,500 in fees, plus reasonable expenses, to solicit proxies on behalf of the Company.

                              ANDREW CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of ANDREW COROPORATION appoints Floyd L. English and James F. Petelle, or either of them, proxies, with full power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Drury Lane, Oakbrook Terrace, Illinois at 10:00 A.M., Wednesday, February 7, 1996, and any adjournment or adjournments thereof, the shares of Common Stock of ANDREW CORPORATION which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

YOU ARE URGED TO CAST YOUR VOTE BY MARKING THE APPROPRIATE BOXES. PLEASE NOTE THAT, UNLESS A CONTRARY DISPOSITION IS INDICATED, PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   / X /
[                                                                                                                              ]

                                                         For all
                                          For  Withheld   Except  nominee(s) written below.
1. The election of eight Directors        / /     / /      / /    _____________________________________________________________
   for the ensuing year.   Nominees:
   John G. Bollinger, Jon L. Boyes,                               2. To ratify the appointment of Ernst    For  Against  Abstain
   George N. Butzow, Kenneth J. Douglas,                             & Young as independent public        / /     / /      / /
   Floyd L. English, Jere D. Fluno,                                  auditors for fiscal 1996.
   Carole M. Howard and Ormand J. Wade.
                                                                  3. In their discretion, the proxies are
                                                                     authorized to vote upon such other
                                                                     business as may properly come
                                                                     before the meeting.

                                                                  _____________________________________________________________
                                                                                             (Signature)
                                                                  _____________________________________________________________
                                                                                             (Signature)

                                                                  Dated: ________________________________________________, 1996

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided above.  For joint accounts, each joint owner must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer.
